EXHIBIT 23.1

 Consent of Independent Registered Public Accounting Firm

Board of Directors
NeoMedia Technologies, Inc.

We hereby consent to the incorporation by reference to the previously filed Registration Statements (File Nos. 333-110189 and 333-109778) of our report dated April 14, 2009 relating to the consolidated financial statements of NeoMedia Technologies, Inc. as of and for the year ended December 31, 2008, which appear in this Annual Report on Form 10-K.

/s/ Kingery & Crouse, P.A.
Tampa, Florida
April 14, 2009